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                                                                   Exhibit 10.14


                             SECOND AMENDMENT TO THE
               NONQUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            FOR CERTAIN EMPLOYEES OF
                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

               (as amended and restated effective January 1, 1989)

         BY THIS AGREEMENT, the Nonqualified Supplemental Executive Retirement Plan for Certain Employees of Phoenix Home Life Mutual Insurance Company (the "Plan"), as amended and restated effective January 1, 1998, is amended by this Second Amendment, effective as provided herein.

         1. Effective January 1, 1997, Section 1. 1 of the Plan is amended by adding the word "certain" before "incentive compensation" in clause (a) thereof and by deleting the following from said clause (a): "paid or deferred under the Management Incentive Plan, Investment Incentive Plan, Common Stock Incentive Plan, or Bond Portfolio Managers Incentive Plan".

         2. Effective January 1, 1997, Section 2.8 of the Plan is amended by adding "Mutual Incentive Plan, the" before "Management Incentive Plan" in the first sentence thereof.

         3. Effective January 1, 1994, the first sentence of Section 3.1 of the Plan is amended to read as follows:

         "A Vice President or equivalent or more senior officer of the Employer whose retirement benefits under the Employee Pension Plan are limited by reason of the exclusion of Incentive Compensation from the definition of Earnings or the limitation on Earnings set forth in
         Section 401(a)(17) of the Code shall be eligible for benefits under this Supplemental Plan."

         2. Effective January 1, 1989, Section 5.1 of the Plan is amended to read as follows:

         "Except for Employee Pension Plan Participants to whom a Plant Closing Benefit is payable under Section 4.4 of this Supplemental Plan who shall be fully vested in said Plant Closing Benefit, no Participant under this Supplemental Plan shall have a vested, non-forfeitable interest under this Supplemental Plan until such Participant's satisfaction -- Of one of the following conditions: the Participant's attainment of Early Retirement Age under the Employee Pension Plan; the Participant's attainment of Normal Retirement Age under the Employee Pension Plan; the Participant's becoming Disabled, within the meaning given under the Employee Pension Plan; or the Participant's death. Any Participant who terminates employment with the Employer prior to having satisfied one of the

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         foregoing conditions shall have no right to benefits under this
         Supplemental Plan."

         3. Effective January 1, 1997, Section 10.04 of the Plan is amended in its entirety to read as follows:

         "(a) Subject to the provisions of paragraph (b) hereof, the Participating Employer hereby delegates to the Named Fiduciary the right at any time to amend the Plan in accordance with the terms of the Plan, provided that any such amendment could not affect the Participating Employer's share of the cost of the Plan, then such amendment shall not be effective with respect to the Participating Employer until approved by the Participating Employer. Any such amendment shall be adopted by the Participating Employer's Benefit Plans Committee unless such amendment could significantly affect the Participating Employer's share of the cost of the Plan, as determined by the Participating Employer's Benefit Plans Committee, in which case such amendment shall be adopted by the Participating Employer's Board of Directors in accordance with the Participating Employer's Articles of Incorporation, Bylaws and applicable law and shall become effective as provided therein upon its execution.

         (b) No amendment to the Plan shall be effective with respect to the Participating Employer until 45 days after a copy of the amendment shall have been delivered to the Participating Employer, unless the Participating Employer shall have waived its right to receive such advance copy of the amendment."

         IN WITNESS WHEREOF, this Second Amendment has been executed this 13th day of December, 1996.

                                Phoenix Home Life Mutual Insurance Company
                                Benefit Plans Committee


/s/ Ann L. Cowen                /s/ Carl T. Chadburn
________________               ____________________________
Ann L. Cowen                   Carl T. Chadburn
Witness                        Secretary



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